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                              AMENDED AND RESTATED

                             RESTRUCTURING AGREEMENT

                          dated as of August 28, 2003,

                                      among

                         AMCAST INDUSTRIAL CORPORATION,
                                  as Borrower,

                            THE LENDERS NAMED HEREIN,
                          as the Restructuring Lenders,

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                             as the Collateral Agent








 ===========================================================================

SECTION 1.            definitions..........................................2

         1.1      Definitions..............................................2

         1.2      Terms....................................................8

SECTION 2.            CREDIT PARTY acknowledgments.........................8

         2.1      Outstanding Indebtedness.................................8

         2.2      Subject Noncompliance Events.............................8

         2.3      Continuing Noncompliance Events..........................8

SECTION 3.            RESTRUCTURING PERIOD and extensions of credit........9

         3.1      Restructuring Period.....................................9

         3.2      Loans and Letters of Credit..............................9

         3.3      Interest Rates...........................................9

SECTION 4.            restructuring covenants.............................10

         4.1      Fees....................................................10

         4.2      Mandatory Prepayments...................................10

         4.3      Cash Availability; Special Reserve Funds................11

         4.4      Strategic Plan..........................................12

         4.5      Financial Reporting.....................................13

         4.6      Financial Covenants.....................................13

         4.7      Retention of Senior Management..........................15

         4.8      Assignment of Commitments...............................15

SECTION 5.            ACCESS AGREEMENT AND ACCOMMODATION AGREEMENT........15

         5.1      Accommodation Agreement.................................15

         5.2      Access Agreement........................................16

         5.3      Authorization of Agent..................................16

         5.4      Modification to Agreements..............................16

         5.5      Further Assurances......................................16

SECTION 6.            termination events..................................17

         6.1      Termination of Restructuring Period.....................17

         6.2      Effect at End of Restructuring Period...................17

         6.3      ACKNOWLEDGMENT..........................................18

         6.4      No Waiver...............................................18

         6.5      No Contest..............................................18

SECTION 7.            RESTRUCTURING LENDERS' ACKNOWLEDGMENTS..............18

SECTION 8.            REPRESENTATIONS AND WARRANTIES......................18

         8.1      Due Authorization; No Conflict; No Lien; Enforceable ...18

         8.2      Representations and Warranties; Default.................19

SECTION 9.            CONDITIONS PRECEDENT................................19

SECTION 10.           MISCELLANEOUS.......................................20

         10.1     Captions................................................20

         10.2     Release.................................................20

         10.3     Restructuring Lender Documents Unaffected...............20

         10.4     Amendments or Modifications.............................20

         10.5     No Other Promises or Inducements........................21

         10.6     No Waiver of Rights.....................................21

         10.7     Successors and Assigns..................................21

         10.8     Continued Effectiveness.................................21

         10.9     Tolling.................................................21

         10.10    Revival of Obligations..................................22

         10.11    Fees and Expenses.......................................22

         10.12    Governing Law...........................................22

         10.13    Entire Agreement........................................22

         10.14    Counterparts............................................22

         10.15    Notices.................................................22

         10.16    Jurisdiction and Venue..................................23

         10.17    Severability of Provisions; Attachments.................23

         10.18    Legal Representation of Parties.........................23

         10.19    JURY TRIAL WAIVER.......................................23

         This AMENDED AND RESTATED RESTRUCTURING AGREEMENT, dated as of August 28, 2003 (this "Agreement"), is entered into by and among:

         (i)      AMCAST INDUSTRIAL CORPORATION, an Ohio corporation
                  ("Borrower");

         (ii) the Guarantors, as hereinafter defined, that are parties hereto (together with Borrower, collectively, the "Credit Parties" and, individually, each a Credit Party);

         (iii)    the Line of Credit Lenders, as hereinafter defined;

         (iv) the Existing Credit Agreement Agent, as hereinafter defined, and the Existing Credit Agreement Banks, as hereinafter defined;

         (v) the Noteholders, as hereinafter defined (the Line of Credit Lenders, the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, and the Noteholders are collectively referred to herein as the "Restructuring Lenders"); and

         (vi)     the Collateral Agent, as hereinafter defined.

                             PRELIMINARY STATEMENTS:

         A. The Credit Parties and the Restructuring Lenders are parties to certain Restructuring Lender Documents (as hereinafter defined) pursuant to which the Restructuring Lenders have made certain loans and other extensions of credit all on the terms and conditions set forth in the Restructuring Lender Documents.

         B. The Credit Parties, the Restructuring Lenders and the Collateral Agent are parties to a Restructuring Agreement, dated as of July 15, 2002 (as amended, the "Original Restructuring Agreement").

         C. The Credit Parties have requested that the Restructuring Lenders and the Collateral Agent amend and restate the Original Restructuring Agreement.

         D. In connection with the foregoing, this Agreement is being entered into by the Credit Parties, the Restructuring Lenders and the Collateral Agent and, upon the occurrence of the Effective Date (as hereinafter defined), will amend, restate and replace the Original Restructuring Agreement.

                                   AGREEMENT:

         In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1.        Definitions.
                  -----------

     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Access and Security Agreement" means the Access and Security Agreement, dated as of August 28, 2003, between GM and Borrower, as the same may, in accordance with the terms of Section 5.4 hereof, from time to time be amended, restated or otherwise modified.

         "Accommodation Agreement" means the Accommodation Agreement, dated as of August 28, 2003, among (i) GM, (ii) Borrower, (iii) KeyBank National Association in its capacity as the Existing Credit Agreement Agent, on behalf of and for the benefit of the Existing Credit Agreement Banks and the Line of Credit Lenders, (iv) the Noteholders, and (v) KeyBank National Association in its capacity as the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, as the same may, in accordance with the terms of Section 5.4 hereof, from time to time be amended, restated or otherwise modified.

         "Additional Prepayment" has the meaning set forth in Section 4.2(a) hereof.

         "Borrowing Base" means the Borrowing Base as defined in and determined in accordance with the LIFO Credit Agreement as in effect on the date hereof; provided, however, that, notwithstanding anything in the LIFO Credit Agreement or any Restructuring Lender Document to the contrary, the Collateral Agent shall at all times and from time to time, in its reasonable credit judgment, be permitted to (a) establish such reserves as the Collateral Agent deems necessary or appropriate, (b) modify the advance rates applicable to the Borrowing Base, and/or (c) eliminate, modify or add eligibility criteria applicable to the Borrowing Base.

         "Borrowing Base Certificate" means a Borrowing Base Certificate, as defined in, and in the form attached as an exhibit to, the LIFO Credit Agreement.

         "Budget" means, for any fiscal year of Borrower, a budget, including monthly and quarterly balance sheets, income statements and cash flow statements on a consolidated and by plant basis and otherwise in form and detail satisfactory to the Required Lenders, that details Borrower's projected costs, expenses, other expenditures, capital requirements and financial performance forecast for such fiscal year.

         "Cash Collateral Account" means a deposit account in the name of and under the exclusive control of KeyBank National Association, as Collateral Agent and LIFO Credit Agreement Agent, for the benefit of the Creditors, and designated as the "Amcast Industrial Corporation Cash Collateral Account" or other similar designation.

         "Collateral Agent" means KeyBank National Association, in its capacity as Collateral Agent under the Restructuring Lender Collateral Documents, together with its successors and assigns in such capacity.

         "Companies" means, collectively, Borrower and each Subsidiary.

         "Creditor Documents" means, collectively, the LIFO Lender Documents and the Restructuring Lender Documents.

         "Creditors" means, collectively, the LIFO Lenders and the Restructuring Lenders.

         "CTC Forbearance Agreement" means the Forbearance and Waiver Agreement among Borrower, the LIFO Credit Agreement Agent, on behalf of and for the benefit of the LIFO Credit Agreement Banks, and Bank One, Indiana, National Association on behalf of itself and as CTC Agent (as defined therein) for the benefit of and on behalf of the CTC Banks (as defined therein), dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

         "Domestic Adjusted EBITDA" means Domestic EBITDA other than Domestic EBITDA attributable to CTC Company (as defined in the Existing Credit Agreement) or Domestic EBITDA attributable to any discontinued operations.

         "Domestic EBITDA" means Consolidated EBITDA (as defined in the Existing Credit Agreement as in effect on the date hereof) less the amounts used in calculating Consolidated EBITDA that are attributed to Foreign Subsidiaries.

         "Domestic Fixed Charges" means, for any period, on a Consolidated basis (but excluding Foreign Subsidiaries and CTC Company, as defined in the Existing Credit Agreement) and in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases, synthetics leases and asset securitizations, if any), (b) principal payments on Funded Indebtedness (as defined in the Existing Credit Agreement as in effect on the date hereof), and (c) Consolidated Capital Expenditures (as defined in the Existing Credit Agreement as in effect on the date hereof).

         "Effective Date" has the meaning set forth in Section 9 hereof.

         "Existing Bank Noncompliance Events" has the meaning set forth in
Section 2.2 hereof.

         "Existing Credit Agreement" means the Credit Agreement, dated as of August 14, 1997, among Borrower, the Existing Credit Agreement Banks and the Existing Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Existing Credit Agreement Agent" means KeyBank National Association, as Agent for the Existing Credit Agreement Banks, together with its successors and assigns in such capacity.

         "Existing Credit Agreement Banks" means the lenders party to the Existing Credit Agreement, together with their respective successors and assigns in such capacity.

         "Existing Credit Agreement Loan Documents" means the Loan Documents, as defined in the Existing Credit Agreement.

         "Existing Credit Agreement Obligations" means all indebtedness and other obligations incurred by Borrower or any other Company to the Existing Credit Agreement Agent or the Existing Credit Agreement Banks pursuant to the Existing Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Fixed Charge Coverage Ratio" means, for any time period, the ratio of
(a) Domestic Adjusted EBITDA for such period, to (b) Domestic Fixed Charges for such period.

         "Foreign Subsidiary" means a Subsidiary (other than Amcast International Limited) that is organized outside of the United States.

         "GM" means General Motors Corporation, together with its successors and assigns.

         "Guarantor" means any Person that pledges its credit or property in any manner for the payment or other performance of any of the LIFO Lender Obligations or Restructuring Lender Obligations.

         "Incorporated Agreement" has the meaning given to such term in Section 1.2(b) hereof.

         "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of June 5, 2001, by and among the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders, the Line of Credit Lenders and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

         "Investment Advisor" has the meaning given to such term in Section 4.4(c) hereof.

         "Lien" means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "LIFO Credit Agreement" means the Last-In-First-Out Credit Agreement, dated as of June 5, 2001, among Borrower, the LIFO Credit Agreement Banks and the LIFO Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "LIFO Credit Agreement Agent" means KeyBank National Association, as Agent for the LIFO Credit Agreement Banks, together with its successors and assigns.

         "LIFO Credit Agreement Banks" means the lenders parties to the LIFO Credit Agreement, together with their respective successors and assigns.

         "LIFO Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

         "LIFO Lender Collateral Documents" means the Security Documents, as defined in the LIFO Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the LIFO Lender Collateral, or any part thereof.

         "LIFO Lender Documents" means, collectively, the LIFO Credit Agreement, the LIFO Lender Collateral Documents, the other Loan Documents, as defined in the LIFO Credit Agreement, the Access Agreement, the Accommodation Agreement and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

         "LIFO Lender Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the LIFO Lenders pursuant to the LIFO Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "LIFO Lenders" means, collectively, the LIFO Credit Agreement Agent and the LIFO Credit Agreement Banks.

         "LIFO Restructuring Agreement" means the Amended and Restated LIFO Restructuring Agreement, dated as of the date hereof, among Borrower and the LIFO Lenders, as the same may from time to time be amended, restated or otherwise modified.

         "LIFO Repayment Date" means the date upon which the LIFO Credit Agreement has been terminated and all obligations thereunder have been repaid in full in cash.

         "Line of Credit Documents" means the promissory notes and other agreements evidencing the Line of Credit Obligations.

         "Line of Credit Lenders" means the Line of Credit Lenders, as defined in the Existing Credit Agreement.

         "Line of Credit Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Line of Credit Lenders pursuant to the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Missed Event" has the meaning given to such term in Section 4.4(b) hereof.

         "Northwestern" means The Northwestern Mutual Life Insurance Company, together with its successors and assigns.

         "Northwestern Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Note Agreements" means, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

         "Noteholders" means, collectively, Principal and Northwestern.

         "Noteholder Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements and the notes issued thereunder, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Original Restructuring Agreement" has the meaning set forth in the Preliminary Statements of this Agreement.

         "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Principal" means Principal Life Insurance Company, together with its successors and assigns.

         "Principal Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Required Existing Banks" means the Majority Banks, as defined in the Existing Credit Agreement.

         "Required Lenders" means Required Lenders, as defined in the Intercreditor Agreement.

         "Requisite Restructuring Lenders" means (a) the Required Existing Banks, (b) the Noteholders, and (c) the Line of Credit Lenders.

         "Restructuring Fees" means the fees and expenses payable by Borrower on the Effective Date to the Creditors and any of the fees payable by Borrower to the Creditors after the Effective Date pursuant to Section 4.1 hereof.

         "Restructuring Lender Collateral" means any property, whether tangible or intangible, at any time securing the Restructuring Lender Obligations, or any part thereof.

         "Restructuring Lender Collateral Documents" means the Collateral Documents, as defined in the Existing Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Restructuring Lender Collateral, or any part thereof.

         "Restructuring Lender Documents" means, collectively, the Existing Credit Agreement, the Existing Credit Agreement Loan Documents, the Note Agreements, the Line of Credit Documents the Restructuring Lender Collateral Documents, the Intercreditor Agreement, the Subordination Agreement, the Access Agreement and the Accommodation Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

         "Restructuring Lender Liens" means the Liens granted to the Collateral Agent, for the benefit of the Restructuring Lenders, in the Restructuring Lender Collateral pursuant to the Restructuring Lender Collateral Documents, or any other Lien granted to or acquired by any Person that by its terms secures the Restructuring Lender Obligations, or any part thereof.

         "Restructuring Lender Obligations" means, collectively, (a) the Existing Credit Agreement Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all indebtedness or other obligations owing by the Companies to the Collateral Agent or any Restructuring Lender pursuant to the Restructuring Lender Collateral Documents.

         "Restructuring Period" has the meaning set forth in Section 3.1 hereof.

         "Retention Agreement" means the letter agreement dated as of August 28, 2003 among the Borrower, Byron O. Pond, Joseph R. Grewe and Francis J. Drew.

         "Special Reserve Funds" has the meaning specified in Section 4.3(c) hereof.

         "Subject Line of Credit Noncompliance Events" has the meaning set forth in Section 2.2 hereof.

         "Subject Noncompliance Events" means, collectively, the Existing Bank Noncompliance Events, Subject Line of Credit Noncompliance Events and Subject Noteholder Noncompliance Events.

         "Subject Noteholder Noncompliance Events" has the meaning set forth in
Section 2.2 hereof.

         "Subordination Agreement" means the Subordination, Waiver and Consent Agreement, dated as of June 5, 2001, among Borrower, the LIFO Lenders, the Restructuring Lenders, and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

         "Subsidiary" of Borrower or any of its Subsidiaries means (a) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

         "Termination Date" shall have the meaning set forth in Section 3.1 hereof.

         "Termination Event" has the meaning set forth in Section 6.1 hereof.

         "Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

1.2      Terms.
         -----

         (a) The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         (b) The incorporation of any terms into this Agreement by reference to another document (an "Incorporated Agreement") shall survive the expiration, termination or failure of any such Incorporated Agreement to otherwise be in full force and effect. In the event that any such Incorporated Agreement expires, terminates or otherwise ceases to be in full force and effect, any terms incorporated into this Agreement by reference to such Incorporated Agreement shall continue to have the same meanings as if such Incorporated Agreement had not expired, been terminated or otherwise failed to be in full force and effect.

SECTION 2.        CREDIT PARTY acknowledgments.
                  ----------------------------

2.1 Outstanding Indebtedness. Each Credit Party acknowledges and confirms that
(a) Exhibit A hereto sets forth, as of the Effective Date, (i) each Creditor, and (ii) the aggregate principal amount of all outstanding indebtedness and the aggregate face amount of all issued and outstanding letters of credit of the Credit Parties (or any thereof) owing to each Creditor under the Creditor Documents, (b) none of such amounts set forth on Exhibit A hereto, together with all interest thereon and fees related thereto, are subject to any defense, counterclaim, recoupment or offset of any kind, and (c) each Credit Party's obligations in respect of such indebtedness and letter of credit obligations are absolute and unconditional.

2.2 Subject Noncompliance Events. Each Credit Party acknowledges that Borrower has failed to comply with, or will fail to comply with, (a) the provisions of the Existing Credit Agreement as set forth on Exhibit B hereto (the "Existing Bank Noncompliance Events"), (b) the provisions of the Note Agreements as set forth on Exhibit C hereto (the "Subject Noteholder Noncompliance Events"), and
(c) the provisions of the Line of Credit Documents as set forth on Exhibit D hereto (the "Subject Line of Credit Noncompliance Events").

2.3 Continuing Noncompliance Events. Each Credit Party acknowledges that (a) the Subject Noncompliance Events are and will be continuing and have not been waived by virtue of any previous actions (or failure to act) by the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders or the Line of Credit Lenders, as the case may be, or through any course of conduct or course of dealing or otherwise, (b) as a result of the Subject Noncompliance Events, the Restructuring Lenders, pursuant to their respective Restructuring Lender Documents, have the right to, among other things, (i) terminate their respective obligations (if any) to make any further loan or other extension of credit, and (ii) enforce any of their rights and remedies in connection with the repayment of the Restructuring Lender Obligations, and (c) no Restructuring Lender has any obligation to enter into this Agreement.

SECTION 3.        RESTRUCTURING PERIOD and extensions of credit.
                  ---------------------------------------------

3.1 Restructuring Period. During the Restructuring Period, except as specifically set forth in this Agreement, the Restructuring Lenders will not exercise any of their respective rights or remedies under the Restructuring Lender Documents or applicable law with respect to the Subject Noncompliance Events. For purposes of this Agreement, "Restructuring Period" means the period commencing on the Effective Date and ending on the earlier of (a) September 14, 2006 and (b) the date the Restructuring Period is terminated upon the occurrence of any of the events described in Section 6.1 hereof (the "Termination Date").

3.2 Loans and Letters of Credit. Notwithstanding anything to the contrary herein or in any Restructuring Lender Document, on and after the Effective Date, Borrower shall not request any loan, letter of credit or other extension of credit from any Restructuring Lender pursuant to any of the Restructuring Lender Documents, and no Restructuring Lender shall make any such loan, issue any such letter of credit or grant any other extension of credit to Borrower; provided, however, that (a) Borrower may request an extension of an existing letter of credit or the issuance of a new or replacement letter of credit so long as the aggregate outstanding face amount of all letters of credit outstanding under the Restructuring Lender Documents is not at any time in excess of the aggregate outstanding face amount of all letters of credit that were available to Borrower under the Restructuring Lender Documents prior to giving effect to this Original Restructuring Agreement; and (b) Borrower may use its cash in accordance with and subject to Section 4.3 hereof.

3.3      Interest Rates.

         (a) Notwithstanding the terms of the Existing Credit Agreement, on and after the Effective Date, (i) Borrower shall pay interest on the unpaid principal amount of all Loans (as defined in the Existing Credit Agreement) at a rate per annum equal to the sum of the Adjusted Prime Rate (as defined in the Existing Credit Agreement) from time to time in effect plus 2.0%; and (ii) after the occurrence of a Termination Event, interest on all outstanding Loans shall be payable at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable to such Loan.

         (b) Notwithstanding the terms of the Note Agreements and the Notes (as defined in the Note Agreements), on and after the Effective Date, (i) Borrower shall pay interest on the unpaid principal amount of each Note at a per annum rate of 10.09% and (ii) after the occurrence of a Termination Event, interest on all outstanding Notes shall be payable at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable to such Note.

         (c) Notwithstanding the terms of the Line of Credit documents, on and after the Effective Date, (i) Borrower shall pay interest on the unpaid principal amount of the Line of Credit Obligations at a rate per annum equal to the Adjusted Prime Rate (as defined in the Existing Credit Agreement) plus 2.0% and (ii) after the occurrence of a Termination Event, interest on all of the outstanding Line of Credit Obligations at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable thereto.

SECTION 4.        Restructuring Covenants.
                  -----------------------

         Borrower agrees that until all of the Restructuring Lender Obligations have been paid and satisfied in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, all of the following provisions:

4.1 Fees. In addition to the fees set forth in any of the Creditor Documents, Borrower shall pay to the Collateral Agent, to be distributed on a pro rata basis to the Creditors, the following restructuring fees:
         (a) on September 1, 2003 Borrower shall pay an amount equal to (i) 75 basis points times (ii) the aggregate amount of the Restructuring Lender Obligations and LIFO Lender Obligations outstanding on such date;

         (b) on December 31, 2004 Borrower shall pay an amount equal to (i) 50 basis points times (ii) the aggregate amount of the Restructuring Lender Obligations and LIFO Lender Obligations outstanding on such date; and

         (c) on December 31, 2005 Borrower shall pay an amount equal to (i) 50 basis points times (ii) the aggregate amount of the Restructuring Lender Obligations and LIFO Lender Obligations outstanding on such date.

         For the avoidance of doubt, the foregoing fees are the same as the fees set forth in Section 4.1 of the LIFO Restructuring Agreement.

4.2      Mandatory Prepayments.

         (a) In addition to any mandatory prepayment provisions in any of the Creditor Documents, Borrower shall pay to the applicable Creditors, as a mandatory prepayment on their respective LIFO Lender Obligations and, if applicable, the Restructuring Lender Obligations, the following amounts (each such payment, an "Additional Prepayment") that shall be applied to such obligations as set forth below:

         (i) on August 31, 2003, an amount equal to $2,340,477;

         (ii) on February 28, 2004, an amount equal to $1,000,000; and

         (iii) on May 31, 2004, an amount equal to $300,000;

Provided, however, that the amount of any Additional Prepayment may be adjusted, and Additional Prepayments may added, after, and based upon a review of, the Budget for any fiscal year, which adjustment or addition shall be effective upon delivery by the Required Lenders of written notice of such adjustment to Borrower and, in the case of any addition that is not permitted pursuant to the Accommodation Agreement, the approval of GM.

         (b) Each Additional Prepayment shall be applied, first, to the LIFO Lender Obligations, if any, and, second, to the Restructuring Lender Obligations, in each case on a pro rata basis.

         For the avoidance of doubt, the prepayments set forth in subpart (a) above is the same prepayment as set forth in Section 4.2(a) of the LIFO Restructuring Agreement.

4.3      Cash Availability; Special Reserve Funds.

         (a) Prior to LIFO Repayment Date. At all times prior to the LIFO Repayment Date, Borrower shall maintain in the Cash Collateral Account an amount greater than or equal to the lesser of (i) $21,000,000 and (ii) the difference between $21,000,000 and the Borrowing Base. Borrower may request withdrawals from the Cash Collateral Account, provided Borrower shall at all times prior to and immediately after such withdrawal be in compliance with this Agreement. In connection with the foregoing, Borrower shall deliver to the LIFO Credit Agreement Agent a Borrowing Base Certificate on the second Business Day of each week.

         (b) After LIFO Repayment Date. At all times on and after the LIFO Repayment Date, Borrower shall maintain in the Cash Collateral Account an amount greater than or equal to the lesser of (i) $21,000,000 and (ii) the difference between $21,000,000 and the Borrowing Base. Borrower may request withdrawals from the Cash Collateral Account, provided Borrower shall at all times prior to and immediately after such withdrawal be in compliance with this Agreement. In connection with the foregoing, Borrower shall deliver to the Collateral Agent a Borrowing Base Certificate on the second Business Day of each week.

         (c) Special Reserve Funds. In addition to the amounts Borrower is required to maintain in the Cash Collateral Account pursuant to subparts (a) and
(b) above, Borrower shall, subject to the terms and conditions of this section, at all times maintain at least $6,000,000 of immediately available funds in the Cash Collateral Account, which funds shall be designated as the "Special Reserve Funds" (such funds being referred to herein as the "Special Reserve Funds"). Borrower shall be permitted to request the use of the Special Reserve Funds at any time prior to the Termination Date on the following conditions:

                  (i) no Termination Event shall exist prior to or immediately after the receipt of any such Special Reserve Funds;

                  (ii) the Special Reserve Funds may only be used for (A) repayment of the principal and interest relating to the Restructuring Lender Obligations and the LIFO Lender Obligations, (B) the Restructuring Fees, and (C) if Borrower does not have sufficient available cash, payment of a fee associated with a Missed Event pursuant to Section 4.4(b) hereof;

                  (iii) on the Termination Date, Borrower shall deposit, if necessary, immediately available funds into the Cash Collateral Account so that the Special Reserve Funds on deposit therein equal or exceed $6,000,000; and

                  (iv) on the Termination Date, the Special Reserve Funds shall be applied to repay, first, the LIFO Lender Obligations, if any, and, second, the Restructuring Lender Obligations, in each case on a pro rata basis.

4.4      Strategic Plan.

         (a) Borrower shall use its good faith best efforts to (i) refinance all of the Restructuring Lender Obligations and LIFO Lender Obligations on or before September 1, 2004 or (ii) sell substantially all of its assets on or before September 1, 2004, in each case in accordance with the following timeline:

-------------------------------------------------------------------------------
                         Event                                   Date
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Retention of one or more Investment Advisor acceptable     August 31, 2003
to Borrower and the Requisite Restructuring Lenders
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Preparation of Books/Information Memorandum               November 30, 2003
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Signing of Confidentiality Agreements and mailing of      December 31, 2003
Books/Information Memorandum
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Visitation by potential purchasers/Lenders                February 29, 2004
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Delivery of Letter or Letters of Intent                     April 30, 2004
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Completion of Due Diligence                                  June 1, 2004
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Delivery of Definitive Purchase Agreement/Commitment         June 1, 2004
Letter
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Closing/Refinancing                                       September 1, 2004
-------------------------------------------------------------------------------

         (b) In the event that Borrower fails to meet any of the foregoing deadlines (each such deadline, a "Missed Event"), the Borrower will pay to the Collateral Agent, for the pro rata benefit of the Creditors, a missed event fee in the amount of $200,000 for each such Missed Event; provided, however, that Borrower shall not have to pay a Missed Event fee in connection with the final event set forth above if such event does not occur solely as a result of the failure of the Creditors to approve the transaction relating to such final event. Such fees shall be immediately due and payable 15 days after each Missed Event. The above events and dates may be adjusted as recommended by Borrower's investment banker as confirmed by FTI/Policano & Manzo and approved by the Requisite Restructuring Lenders. For the avoidance of doubt, the occurrence of a Missed Event shall not constitute a Termination Event hereunder, but the failure to pay any missed event fee associated therewith when the same is due and payable shall constitute a Termination Event.

         (c) Retention of an Investment Advisor. In connection with the strategic plan set forth in subpart (a) above, Borrower shall retain an investment banker (the "Investment Advisor") acceptable to the Requisite Restructuring Lenders on terms and conditions acceptable to the Requisite Restructuring Lenders on or before the date set forth above. Each of the Restructuring Lenders hereby authorizes the Collateral Agent to take such actions as the Collateral Agent deems appropriate to ensure that Borrower is able to pay the fees (including any success fees) and expenses of the Investment Advisor, including, but not limited to, providing that such fees and expenses may be paid out of the proceeds of any of the Restructuring Lender Collateral.

4.5      Financial Reporting.

         (a) On or before September 19, 2003, and on or before August 15 of each year thereafter, Borrower shall deliver a Budget for the forthcoming fiscal year to each of the Restructuring Lenders.

         (b) Within 30 days after the end of each month, Borrower shall deliver to the Restructuring Lenders a monthly financial reporting package that includes the items set forth on Exhibit F hereto, and is otherwise in form and detail satisfactory to the Restructuring Lenders.

4.6 Financial Covenants. The Restructuring Lenders and Borrower agree that the financial covenants set forth below shall replace the financial covenants set forth in Section 5.7(b), (c) and (d) of the Existing Credit Agreement and
Section 5.7 of the Note Agreements during the Restructuring Period. Borrower shall comply at all times with each of the following:

         (a) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than the amount set forth below for each of the time periods ending on or about the dates set forth below:

     ------------------------------------ ------------------
             Fiscal Quarter                    Minimum
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the four fiscal quarters            .96 to 1.00
     ending August 31, 2003
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the fiscal quarter ending           .96 to 1.00
     November 30, 2003
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the two fiscal quarters ending      .93 to 1.00
     February 29, 2004
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the three fiscal quarters           .98 to 1.00
     ending May 31, 2004
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the four fiscal quarters            .95 to 1.00
     ending August 31, 2004
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the fiscal quarter ending           .93 to 1.00
     November 30, 2004
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the two fiscal quarters ending      .93 to 1.00
     February 28, 2005
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the three fiscal quarters           .94 to 1.00
     ending May 31, 2005
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the four fiscal quarters            .99 to 1.00
     ending August 31, 2005
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
            Fiscal Quarter                    Minimum
     ------------------------------------ ------------------
     For the fiscal quarter ending          1.68 to 1.00
     November 30, 2005
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the two fiscal quarters ending     1.68 to 1.00
     February 29, 2006
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     for the three fiscal quarters          1.64 to 1.00
     ending May 31, 2006
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     For the four fiscal quarters           1.60 to 1.00
     ending August 31, 2006 and each
     thereafter
     ------------------------------------ ------------------

         (b) [Intentionally left blank.]

         (c) Domestic Adjusted EBITDA. Borrower shall not suffer or permit at any time Domestic Adjusted EBITDA for the most recently completed four fiscal quarters of Borrower to be less than the amount set forth below for each of the four fiscal quarter periods ending on or about the dates set forth below:

     ------------------------------------ ------------------
             Fiscal Quarter                   Minimum
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     August 31, 2003                         $29,366,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
     ------------------------------------ ------------------
     November 30, 2003                       $30,316,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     February 29, 2004                       $31,396,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     May 31, 2004                            $31,714,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     August 31, 2004                         $32,025,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
     ------------------------------------ ------------------
     November 30, 2004                       $34,016,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     February 28, 2005                       $34,822,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     May 31, 2005                            $34,972,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     August 31, 2005                         $34,893,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------

     ------------------------------------ ------------------
     ------------------------------------ ------------------
     November 30, 2005                       $36,842,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     February 29, 2006                       $39,468,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     May 31, 2006                            $42,210,000
     ------------------------------------ ------------------
     ------------------------------------ ------------------
     August 31, 2006 and each fiscal         $44,673,000
     quarter thereafter
     ------------------------------------ ------------------

         (d) Consolidated Capital Expenditures. Borrower shall not suffer or permit at any time Consolidated Capital Expenditures (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed fiscal year of Borrower, to be greater than the amount set forth below for each fiscal year set forth below:

    ------------------------------------ ------------------
               Fiscal Year                     Maximum
    ------------------------------------ ------------------
    ------------------------------------ ------------------
    2003                                    $13,600,000
    ------------------------------------ ------------------
    ------------------------------------ ------------------
    2004                                    $19,047,000
    ------------------------------------ ------------------
    ------------------------------------ ------------------
    2005                                    $24,040,000
    ------------------------------------ ------------------
    ------------------------------------ ------------------
    2006                                    $15,140,000
    ------------------------------------ ------------------

provided, however, that any of the financial covenants set forth above (i) will be adjusted to reflect the impact on such covenants for any fiscal quarter (and any testing period including such fiscal quarter) following the sale by the Companies of any business unit sold prior to such fiscal quarter of the Companies, and (ii) may be adjusted to an amount reasonably acceptable to the Required Lenders after, and based upon a review of, the Budget for each year, which adjustment shall be effective upon delivery by the Requisite Restructuring Lenders of written notice of such adjustment to Borrower.

4.7 Retention of Senior Management. Borrower shall at all times cause the Retention Agreements to be in full force and effect with respect to Byron O. Pond, Joseph R. Grewe and Francis J. Drew (or any replacement to any of the foregoing individuals so long as such replacements are reasonably acceptable to the Requisite Restructuring Lenders and are subject to a retention agreement acceptable to the Requisite Restructuring Lenders). Each of the Restructuring Lenders acknowledges that it has reviewed the Retention Agreement and agrees to the terms and conditions thereof. Each Restructuring Lender authorizes the Collateral Agent to acknowledge and agree to the terms of the Retention Agreement on its behalf and in so doing each Restructuring Lender agrees that the signature of the Collateral Agent on its behalf shall be as if such Restructuring Lender were an original signatory thereto.

4.8 Assignment of Commitments. Notwithstanding anything in the Existing Credit Agreement to the contrary, the Existing Banks shall be permitted to assign all or any portion of their respective Commitments (as defined in the Existing Credit Agreement), and all Existing Credit Agreement Obligations then owing to them, without the consent of Borrower.

SECTION 5.        ACCESS AGREEMENT AND ACCOMMODATION AGREEMENT.
                  --------------------------------------------

5.1 Accommodation Agreement. As a condition precedent to the effectiveness of this Agreement, the Accommodation Agreement shall have been executed by all of the parties thereto and become fully effective. Each of the Restructuring Lenders (i) acknowledges the terms of, consents to and agrees to be bound in all respects by the Accommodation Agreement, and (ii) agrees that in the event there is any conflict between the terms and conditions of any of the Restructuring Lender Documents and the Accommodation Agreement, the terms and conditions of the Accommodation Agreement shall prevail. Each Restructuring Lender agrees that the Accommodation Agreement shall be binding on it and its successors and assigns. In the event that any Restructuring Lender desires to assign all or any portion of its Restructuring Lender Obligations to any Person, as a condition precedent to the effectiveness of such assignment, such Restructuring Lender shall cause such Person to agree in writing to be bound by and to become a party to the Accommodation Agreement.

5.2 Access Agreement. Each of the Restructuring Lenders acknowledges the terms of and consents to the execution and delivery by Borrower of the Access Agreement. Notwithstanding any provision in any of the Restructuring Lender Documents to the contrary, the Access Agreement, and the Liens granted thereunder, shall be permitted under the Restructuring Lender Documents.

5.3 Authorization of Agent. Each of the Restructuring Lenders (other than the Noteholders) authorizes the Existing Credit Agreement Agent to enter into the Accommodation Agreement on its behalf and in so doing each Restructuring Lender (other than the Noteholders) agrees that the signature of the Existing Credit Agreement Agent on its behalf shall be as if such Restructuring Lender were an original signatory thereto.

5.4 Modification to Agreements. Notwithstanding anything in any Restructuring Lender Document to the contrary, Borrower and the Restructuring Lenders agree that, (i) the Accommodation Agreement shall not be amended, restated or otherwise modified in any respect (and no waiver or consent shall be granted with respect to any of the provisions thereto), unless, in each case, such amendment, restatement, other modification, consent or waiver is in writing and signed by all of the Restructuring Lenders, and (ii) the Access Agreement shall not be amended, restated or otherwise modified in any respect (and no waiver or consent shall be granted with respect to any of the provisions thereto), unless, in each case, such amendment, restatement, other modification, consent or waiver is in writing and consented to by the Collateral Agent acting at the written direction of the Requisite Restructuring Lenders.

5.5      Further Assurances.

         (a) Each of the Restructuring Lenders agrees that it will at all times take such actions and enter into such agreements as are reasonably necessary to give effect to and implement the terms of the Accommodation Agreement, including, but not limited to, executing and delivering an amendment or an amendment and restatement of its respective Restructuring Lender Documents as and when required. In the event that any Restructuring Lender fails or refuses to execute any such amendment or amendment and restatement, the Collateral Agent shall be permitted and is hereby expressly authorized to execute the same on behalf of such Restructuring Lender so long as the terms and conditions of such amendment or amendment and restatement are consistent in all material respects with the terms and conditions set forth in the Restructuring Lender Documents and the Accommodation Agreement.

         (b) Each of the Restructuring Lenders hereby authorizes the Collateral Agent to take such actions as are reasonably necessary in its opinion to give effect to and carry out the terms of the Access Agreement, including, but not limited to, executing and delivering such UCC amendments or releases as may be required and entering into a subordination or other intercreditor agreement with GM.

SECTION 6.        Termination Events.
                  ------------------

     6.1 Termination of Restructuring Period. Upon the occurrence of any Termination Event and at all times thereafter the Restructuring Period shall automatically terminate without demand or notice of any kind. For purposes of this Agreement, "Termination Event" means:

                  (a) the occurrence of any default or event of default under any of the Creditor Documents (other than the Subject Noncompliance Events);

                  (b) the occurrence of a default under, or the breach by any Credit Party of any of the provisions of, this Agreement;

                  (c) if GM resources any business currently produced by or committed to the Companies in violation of the Accommodation Agreement;

                  (d) the occurrence of a material default under, or the breach by any Person a party to the Access Agreement or the Accommodation Agreement of any of the provisions of, the Access Agreement or the Accommodation Agreement;

                  (e) the occurrence of a default, event of default, or Termination Event (as defined in the LIFO Restructuring Agreement) under the LIFO Restructuring Agreement;

                  (f) if a final judgment or order for the payment of money damages shall be rendered against any Company by a court of competent jurisdiction, provided that the aggregate of all such judgments for all such Companies shall exceed $1,000,000 in excess of applicable insurance coverage;

                  (g) the failure of the Budget delivered pursuant to Section 4.5(a) hereof to be reasonably acceptable to the Required Lenders; or

                  (h) any representation or warranty made by any Company under this Agreement or any agreement, instrument or other document executed or delivered by any Company in connection with this Agreement is untrue or incorrect in any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by any Company to any Restructuring Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified.

6.2 Effect at End of Restructuring Period. On the Termination Date, the Subject Noncompliance Events will be deemed to have continued to exist and, without regard to any matters transpiring during the Restructuring Period or the financial condition or prospects of the Companies as of such date, the Restructuring Lenders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have under their respective Restructuring Lender Documents or applicable law.

6.3 ACKNOWLEDGMENT. EACH CREDIT PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE RESTRUCTURING PROVISIONS SET FORTH IN THIS AGREEMENT ARE EFFECTIVE ONLY DURING THE RESTRUCTURING PERIOD AND THAT, AFTER THE TERMINATION DATE, EACH OF THE RESTRUCTURING LENDER DOCUMENTS WILL BE IN MATERIAL DEFAULT AND THE RESTRUCTURING LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THEIR RESPECTIVE RESTRUCTURING LENDER DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS TRANSPIRING DURING THE RESTRUCTURING PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF THE COMPANIES. EACH CREDIT PARTY UNDERSTANDS THAT THE RESTRUCTURING LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION.

6.4 No Waiver. Nothing in this Agreement shall in any way be deemed to be (a) a waiver of any default or event of default including the Subject Noncompliance Events or (b) an agreement to forbear from exercising any remedies with respect to any default or event of default except as specifically set forth in this Agreement.

6.5 No Contest. Each Credit Party agrees that it shall not dispute the validity or enforceability of any of the Restructuring Lender Documents, or any of its obligations thereunder, or the validity, priority, enforceability or extent of any Restructuring Lender Lien, in any judicial, administrative or other proceeding, either during or following the expiration or termination of the Restructuring Period.

SECTION 7.        RESTRUCTURING LENDERS' ACKNOWLEDGMENTS.
                  --------------------------------------

         Each of the Restructuring Lenders consents to and acknowledges the terms of the LIFO Restructuring Agreement. Each of the Restructuring Lenders agrees that, notwithstanding the restructuring of any of the LIFO Lender Obligations and the Restructuring Lender Obligations pursuant to Section 6 of the Accommodation Agreement, the LIFO Lender Obligations shall at all times remain senior in right of payment and priority in accordance with the terms of the Subordination Agreement. In the event that the LIFO Lender Obligations and the Restructuring Lender Obligations are restructured pursuant to such Section 6 of the Accommodation Agreement, such obligations will be restructured in such a manner as to preserve the priorities set forth in the Subordination Agreement.

SECTION 8.        REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         To induce the Restructuring Lenders to enter into this Agreement, the Credit Parties represent and warrant to the Restructuring Lenders that:

8.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Credit Parties of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order or
(c) their respective articles or certificate of incorporation or bylaws and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Credit Parties (or any thereof) or upon any of their respective properties. This Agreement and each of the Creditor Documents to which any Credit Party is a party are its legal, valid and binding obligations, enforceable against it in accordance with its terms.

8.2 Representations and Warranties; Default. As of the Effective Date, except for those representations or warranties specifically made as of another date, the representations and warranties of any of the Credit Parties contained in the Creditor Documents are true and correct. As of the Effective Date, except for the Subject Noncompliance Events, no Termination Event exists and no default or event of default has occurred and is continuing.

SECTION 9.        CONDITIONS PRECEDENT.
                  --------------------

         Notwithstanding any other provision contained in this Agreement, the effectiveness of this Agreement and the obligation of the Restructuring Lenders to institute the provisions of this Agreement and the commencement of the Restructuring Period shall be effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) this Agreement shall have been executed by Borrower, the Collateral Agent and each of the Restructuring Lenders;

                  (b) Borrower shall have delivered to the Restructuring Lenders a fully executed amendment or other agreement relating to the CTC Forbearance Agreement which shall include an extension of the agreements therein and shall otherwise be in form and substance satisfactory to the Requisite Restructuring Lenders;

                  (c) the LIFO Restructuring Agreement shall have been executed by the parties thereto and all conditions precedent to the effectiveness thereof shall have been satisfied;

                  (d) the Access Agreement shall have been executed by the parties thereto and Borrower shall have delivered a copy of the same to the Restructuring Lenders;

                  (e) the Accommodation Agreement shall have been executed by the parties thereto;

                  (f) Borrower shall have delivered to the Restructuring Lenders a fully executed copy of the Retention Agreement;

                  (g) Borrower shall have delivered to the Restructuring Lenders a legal opinion together with such other corporate governance or authorization documents as the Existing Credit Agreement Agent shall require, each of which shall be in form and substance acceptable to the Restructuring Lenders;

                  (h) Borrower shall have paid to the Existing Credit Agreement Agent the fees agreed to by Borrower in the Agent Fee Letter dated as of the date hereof;

                  (i) Borrower shall have paid all out-of-pocket costs and expenses of each Restructuring Lender, including the fees and out-of-pocket charges of counsel for each such Restructuring Lender; and
                  (j) the Credit Parties shall have delivered such other documents and shall have satisfied such other conditions as the Restructuring Lenders may reasonably request.

SECTION 10.       MISCELLANEOUS.
                  -------------

10.1 Captions. The Preliminary Statements to this Agreement (except for any definitions set forth therein) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

10.2 Release. AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT, AND IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, EACH CREDIT PARTY HEREBY HOLDS HARMLESS, RELEASES, ACQUITS AND FOREVER DISCHARGES THE EXISTING CREDIT AGREEMENT AGENT, THE COLLATERAL AGENT AND EACH RESTRUCTURING LENDER THAT IS A PARTY HERETO, THE RESPECTIVE PARTICIPANTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THE RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THEM (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, THAT ANY SUCH CREDIT PARTY EVER HAD, NOW HAVE, OR MIGHT HEREAFTER HAVE AGAINST ANY RELEASED PARTY, JOINTLY OR SEVERALLY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING BEFORE THE DATE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING THAT RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR ANY RESTRUCTURING LENDER DOCUMENT. IN ADDITION, EACH CREDIT PARTY AGREES NOT TO COMMENCE, JOIN IN OR PROSECUTE ANY SUIT OR OTHER PROCEEDING THAT IS ADVERSE TO ANY OF THE RELEASED PARTIES ARISING DIRECTLY OR INDIRECTLY FROM ANY OF THE FOREGOING MATTERS. THE CREDIT PARTIES AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY LOSS OR DAMAGES, CLAMS, COSTS AND ATTORNEY FEES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RESTRUCTURING LENDER DOCUMENT.

10.3 Restructuring Lender Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the Restructuring Lender Documents shall remain in full force and effect and be unaffected hereby.

10.4 Amendments or Modifications. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any variance hereto, shall be effective unless the same shall be in writing and signed by the Requisite Restructuring Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) the Accommodation Agreement may only be amended or modified in accordance with Section 5.4 hereof, and (b) if any amendment, modification, waiver or consent relating to this Agreement would require the consent of all of the Existing Credit Agreement Banks under the Existing Credit Agreement, then, in each such case, such amendment, modification, waiver or consent relating to this Agreement shall be in writing and signed by the Requisite Restructuring Lenders and all of the Existing Credit Agreement Banks.

10.5 No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to such Credit Party by any Restructuring Lender. Each Credit Party agrees that the consideration received by such Credit Party under this Agreement has been actual and adequate.

10.6 No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party; provided that the Existing Credit Agreement Agent shall have the right to act on behalf of the Existing Credit Agreement Banks pursuant to and in accordance with the terms of the Existing Credit Agreement. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party or the obligations of the Restructuring Lenders to the LIFO Lenders in any other respect at any other time.

10.7 Successors and Assigns. This Agreement is binding upon the Credit Parties, the Restructuring Lenders signatory hereto and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the Restructuring Lenders signatory hereto and their successors and assigns. No Credit Party has any right to assign its rights or delegate their duties under this Agreement.

10.8 Continued Effectiveness. Notwithstanding anything contained in this Agreement, the terms of this Agreement are not intended to and do not serve to effect a novation as to any Restructuring Lender Document. The parties to this Agreement expressly do not intend to extinguish any Restructuring Lender Document. Instead, the parties to this Agreement expressly intend to reaffirm the indebtedness created under the Restructuring Lender Documents. The Restructuring Lender Documents remain in full force and effect and the terms and provisions of the Restructuring Lender Documents are ratified and confirmed. Notwithstanding the foregoing, it is expressly understood and agreed that this Agreement is an amendment and restatement of the Original Restructuring Agreement. Upon the effectiveness of this Agreement, the Original Restructuring Agreement shall be deemed replaced and no longer in effect.

10.9 Tolling. Any and all statutes of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Restructuring Period on any claims that any Restructuring Lender signatory hereto may have against any Credit Party or any other persons relating to any of the Credit Parties (collectively, the "Restructuring Period Statutes of Limitation") will be tolled during the Restructuring Period. Each Credit Party waives any defense they may have against any of the Restructuring Lenders signatory hereto under the Restructuring Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Restructuring Period Statutes of Limitation during the Restructuring Period.

10.10 Revival of Obligations. If all or any part of any payment under or on account of the Restructuring Lender Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Credit Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of such Credit Party in respect thereof shall be immediately and automatically revived without the necessity of any action by the Restructuring Lenders signatory hereto.

10.11 Fees and Expenses. Borrower shall pay all fees and expenses of each Restructuring Lender (including, but not limited to, reasonable attorneys fees) that Borrower is required to pay pursuant to the terms of the Restructuring Lender Documents within ten Business Days after receiving an invoice therefor.

10.12 Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws.

10.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

10.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

10.15    Notices.

         (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed to the address of such party specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         (b) In addition to any notice requirements that exist under the Existing Credit Agreement, LIFO Credit Agreement or Note Agreements, the Credit Parties shall send a copy of all notices and reports (including, but limited to financial statements or a strategic plan) that it sends to the Existing Credit Agreement Agent, LIFO Credit Agreement Agent or Collateral Agent to those individuals listed on Exhibit E hereto, which notices and reports shall be transmitted simultaneously with the others.

10.16 Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

10.17 Severability of Provisions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

10.18 Legal Representation of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

10.19 JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.


                     BORROWER:

                     AMCAST INDUSTRIAL CORPORATION

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     GUARANTORS:

                     ELKHART PRODUCTS CORPORATION

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     AMCAST AUTOMOTIVE OF INDIANA,
                     INC.

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     AS INTERNATIONAL, INC.

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     IZUMI, INC.

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     AMCAST CASTING TECHNOLOGIES,
                     INC.

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     AMCAST INDUSTRIAL FINANCIAL
                     SERVICES, INC.

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     AMCAST INVESTMENT SERVICES
                     CORPORATION

                     By:_________________________________
                     Name:______________________________
                     Title:_______________________________

                     CASTING TECHNOLOGY COMPANY

                     By: Amcast Casting Technologies, Inc., General Partner

                              By: __________________________
                              Name:________________________
                              Title:_________________________

                      RESTRUCTURING LENDERS:

                        KEYBANK NATIONAL ASSOCIATION,
                          as Existing Credit Agreement Agent, an
                          Existing Credit Agreement Bank, a Line of
                          Credit Lender and as the Collateral Agent

                        By:
                        Name:
                        Title:

                        THE BANK OF NEW YORK

                        By:
                        Name:
                        Title:

                        BANK ONE INDIANA, N.A.

                        By:
                        Name:
                        Title:

                        CREDIT AGRICOLE INDOSUEZ

                        By:
                        Name:
                        Title:

                        and
                        Name:
                        Title:

                        HIGHLAND LEGACY LIMITED

                        By:                 Highland Capital Management, L.P.,
                                   as Collateral Manager

                                   By:
                                   Name:
                                   Title:

                        U.S. BANK
                        NATIONAL
                        ASSOCIATION
                        (successor to
                        Firstar Bank,
                        N.A.),
                          as an Existing Credit Agreement Bank and a Line of Credit Lender

                        By:
                        Name:
                        Title:


                        COMERICA BANK

                        By:
                        Name:
                        Title:


                        PAMCO CAYMAN LTD.

                        By:                 Highland Capital Management, L.P.,
                                   as Collateral Manager

                                   By:
                                   Name:
                                   Title:

                        ABELCO FINANCE, LLP

                        By:
                        Name:
                        Title:

                        SAN PAOLO IMI S.p.A.

                        By:
                        Name:
                        Title:

                        and
                        Name:
                        Title:



                         PRINCIPAL LIFE INSURANCE
                           COMPANY

                        By:
                        Name:
                        Title:

                        and
                        Name:
                        Title:

                        THE NORTHWESTERN MUTUAL LIFE
                           INSURANCE COMPANY

                        By:
                        Name:
                        Title:

                                    Exhibit A

                 Outstanding Indebtedness as of August 28, 2003

                                 [See attached]

                                    Exhibit B

                       Existing Bank Noncompliance Events

1. The events of noncompliance set forth in subpart (a) of Section 2.2 of the Subordination Agreement.

2. The failure to comply with Section 7.1 of the Existing Credit Agreement (as such section relates to the payment of principal) on September 14, 2002.

3. The noncompliance with Section 7.5 of the Existing Credit Agreement as a result of the Subject Line of Credit Noncompliance Events, the Subject Noteholder Noncompliance Events, noncompliance with the CTC Guaranty, and the Subject Noncompliance Events (as defined in the LIFO Restructuring Agreement).

                                    Exhibit C

                    Subject Noteholder Noncompliancce Events

1.       Failure to make the sinking fund payments due November 2002.

2. Failure to repay the Noteholder Obligations when due on November __, 2003.

3. The noncompliance with Section 6.1(g) of the Note Agreements Agreement as a result of the Existing Bank Noncompliance Events, the Subject Line of Credit Noncompliance Events, noncompliance with the CTC Guaranty, and the Subject Noncompliance Events (as defined in the LIFO Restructuring Agreement).

                                    Exhibit D

                   Subject Line of Credit Noncompliance Events


1. KeyBank National Association - The events of noncompliance set forth in subpart (c) of Section 2.2 of the Subordination Agreement.

2. U.S. Bank National Association - Failure to pay debt at September 2002 maturity date and the Event of Default that exists as a result of Existing Bank Noncompliance Events.

                                    Exhibit E

                          Additional Notice Information

Chris Henderson                              David S. Albright
Principal Life Insurance                     Principal Life Insurance
801 Grand Avenue                             801 Grand Avenue
Des Moines, Iowa  50392-0800                 Des Moines, Iowa  50392-0800
P:  515-247-4984                             P:  515-248-3443
F:  515-248-0483                             F:  515-248-2490
E:  henderson.chris@principal.com            E:  albright.dave@principal.com

Karen Stevens                                John F. Lawlor
Northwestern Mutual                          Mayer, Brown, Rowe & Maw
720 East Wisconsin Avenue                    190 South LaSalle Street
Milwaukee, WI 50392-0800                     Chicago, Illinois  60603
P:  414-665-7133                             P:  312-701-7220
F:  414-665-7016                             F:  312-706-8163
E:  karenstevens@northwesternmutual.com      E:  JLAWLOR@MAYERBROWNROWE.COM
                                                 --------------------------

Lawrence K. Snider                           Mark Kishler
Mayer, Brown, Rowe & Maw                     Northwestern Mutual
190 South LaSalle Street                     720 East Wisconsin Avenue
Chicago, Illinois  60603                     Milwaukee, WI 50392-0800
P:  312-701-7858                             P:
F:  312-706-8239                             F:
E:  lsnider@mayerbrownrowe.com            E: markkishler@northwesternmutual.com

                                    Exhibit F

                    Description of Monthly Reporting Package

1. Consolidated operating statements (Month & YTD) vs. Plan vs. prior year by facility

2.       13 week running cash flow forecast

3.       Income statements by facility-trend report

4.       Balance sheets by facility-trend report

5.       Accounts Receivables - borrowing base - consolidated and by facility

6. Cash call weekly trend reports by facility. Tracks inventory , past dues, labor cost, capital expenditures and headcount

7. Cash call end of month report - tracks by facility: receivables, payables, capital expenditures and performance cash flow.

8.       Capital Expenditures - formal Amcast report

9.       Cost Reductions - formal Amcast report

10.      Manning status - formal Amcast report

11.      Past due receivable trend report - consolidated, by facility

12.      Profit drivers - formal Amcast report

13.      Report of major new projects, concerns, etc - "State of Amcast"

14. Last twelve months Consolidated EBITDA and revenues on a consolidated basis